Exhibit 99.1

TANGOE, INC. RECEIVES DELISTING DETERMINATION LETTER FROM NASDAQ

ORANGE, Conn., September 19, 2016 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of IT and Telecom Expense Management (TEM) software and related services, today announced that, as expected, it has received a letter from the Staff of the Listing Qualifications Department of Nasdaq stating that the Staff had determined to delist Tangoe’s securities as a result of the Company not being in compliance with Listing Rule 5250(c)(1), due to the Company’s delays in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2016 (the “Delayed Reports”).  This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The letter stated that, unless the Company requests an appeal of the delisting determination, trading of the Company’s common stock will be suspended from the Nasdaq Global Select Market at the opening of business on September 22, 2016 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market.  The letter specified that the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel and that the Company has until September 20, 2016 to submit a request for such a hearing.

The Company intends to timely request an appeal hearing.  The Company intends to present at the hearing a plan to regain compliance with Listing Rule 5250(c)(1) and request the continued listing of its common stock on the Nasdaq Global Select Market pending such compliance.  The Hearings Panel will have discretion to grant the Company an extension until March 10, 2017 to regain compliance with Listing Rule 5250(c)(1), however there can be no assurance that the Hearings Panel will grant the Company’s requests.

The Company’s submission of the request for an appeal hearing will automatically stay the suspension of trading of the Company’s common stock for 15 days from the date of the request.  The Company intends to include in its request for an appeal hearing a request for a further stay in the suspension of trading of the Company’s common stock.  The letter specified that a Hearings Panel would review the request for an extended stay and notify the Company of its conclusion as soon as is practicable, but in any event no later than 15 calendar days following the deadline to request the hearing.

As previously announced, the Delayed Reports were not timely filed due to the Company’s ongoing restatement of its financial statements for the years 2013 and 2014, and the first three quarters of 2015.  For more information regarding the restatement, please see the Notification of Late Filing on Form 12b-25 filed by the Company on August 10, 2016.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of IT and Telecom Expense Management (TEM) software and services to a wide range of global enterprises and service providers. Tangoe helps companies transform the management of IT assets, services, expenses, and usage to create business value, increase efficiency, and deliver a positive impact to the bottom line. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding additional time that Tangoe may be granted to regain compliance with Nasdaq rules, any stay that may be granted with respect to the delisting of Tangoe’s common stock and Tangoe’s ability to regain compliance with Nasdaq rules, involve risks and uncertainties which may cause actual results to differ materially from those stated here.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the time and effort required for Tangoe to complete the restatement of its financial statements and the timing and outcome of any Nasdaq decision with respect to Tangoe’s requests. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com

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